Exhibit 99.06

FOR IMMEDIATE RELEASE

HALO Technology Holdings to Acquire Five Software Companies From Platinum Equity

GREENWICH, Conn., September 12, 2005. HALO Technology Holdings (OTCBB: WARP), a holding company for established enterprise software companies, announced today that it has entered into a definitive agreement to acquire five software companies from Platinum Equity. The transaction is expected to close within 30 days.

The businesses being acquired by HALO are Tesseract, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, Inc. Each is a standalone company that profitably delivers mission critical software solutions to enterprise customers.

“These acquisitions advance our strategy of building a diversified portfolio of profitable companies with a sustainable rate of growth,” said Ron Bienvenu, Chief Executive Officer of HALO Technology Holdings. “We believe the best way to generate long-term shareholder value is by operating businesses that are focused on world-class customer service, reliable products and a healthy bottom line that ensures the long-term viability of each of the portfolio companies.”

Although specific financial terms were not disclosed, Platinum Equity will retain an equity position in HALO as part of the transaction. “We are confident that HALO is well positioned to spearhead the continued growth and success of these companies,” said Christian Ruth, Vice President for M&A at Platinum Equity.

Mr. Bienvenu said that HALO is also considering additional acquisitions to further increase shareholder value. “Having secured sufficient funding to support our growth plans, we are moving forward with a number of similarly accretive acquisitions that will contribute to a strong increase in cash flow and earnings per share,” he said. “Consistent with our past acquisitions, we evaluate each potential portfolio company with an unwavering commitment to creating shareholder value.”

Tesseract, headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base includes many of the nation’s Fortune 100 corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, retail, and pharmaceuticals.

DAVID Corporation is a pioneer in Risk Management Information Systems, and serves clients ranging from Fortune 500 companies to public entities and third-party administrators. DAVID Corp. offers client/server-based products to companies that provide their own workers’ compensation and liability insurance. Many of DAVID Corp.’s clients have been using its products for 10 years or longer.

Process Software develops infrastructure software solutions for mission-critical environments, including industry-leading TCP/IP stacks, an Internet messaging product suite, and an anti-spam software subscription service to large enterprises worldwide. With a loyal customer base of over 5,000 organizations, including Global 2000 and Fortune 1000 companies, Process Software has earned a strong reputation for meeting the stringent reliability and performance requirements of enterprise networks.

ProfitKey International develops and markets integrated manufacturing software and information control systems for make-to-order and make-to-stock manufacturers. ProfitKey’s offering includes a suite of e-business solutions that includes customer, supplier and sales portals. ProfitKey’s highly integrated system emphasizes online scheduling, capacity management, and cost management.

Foresight Software, Inc. provides client/server Enterprise Resource Planning and Customer Relationship Management software to global organizations that depend on customer service operations for critical market differentiation and competitive advantage. Foresight’s software products and services enable customers to deliver superior customer service while achieving maximum pro?tability.

About Halo Technology Holdings

HALO owns and operates a portfolio of enterprise software companies. The company’s strategy is to acquire and operate established enterprise technology companies that profitably deliver mission critical technical solutions to a global customer base. For more information, please visit www.haloholdings.com.

Investor Relations Contact:	Media Relations Contact:
David Waldman/Jody Burfening Lippert/Heilshorn & Associates dwaldman@lhai.com (212) 838-3777	Olessia Sibiriakova Halo Technology Holdings olessia@haloholdings.com (203) 422-2950

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives. In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include: (i) demand for the Company’s products; (ii) the actions of current and potential new competitors; (iii) changes in technology; (iv) the nature and amount of the Company’s revenues and expenses; and (v) overall economic conditions and other risks detailed from time to time in the Company’s periodic earnings releases and reports filed with the Securities and Exchange Commission (the “Commission”), as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-KSB filed with the Commission on October 13, 2004 (the “Form 10-KSB”).

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